Exhibit 99.1

Allied Nevada Announces Revolving Credit Facility Increase to $75 Million

May 9, 2014 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada”, “us”, “we”, “our” or the “Company”) (TSX: ANV; NYSE MKT: ANV) is pleased to announce that we have signed a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with The Bank of Nova Scotia and Wells Fargo Bank, that increases the available borrowing capacity of the facility to $75 million, from $40 million.  The Credit Agreement amends the Second Amended and Restated Credit Agreement, entered into with The Bank of Nova Scotia dated as of December 27, 2013 (the “Prior Agreement”), as follows:
- The size of the revolving credit facility has been increased from $40 million to $75 million;
- The amount available to borrow under the Credit Agreement will be determined by a Borrowing Base (primarily 80% of the value of inventory on the leach pads) as defined in the Credit Agreement;
- The Credit Agreement will have a maturity date of April 30, 2016;
- The Credit Agreement includes covenants to maintain (i) a post-maturity Reserve Tail, as defined in the Credit Agreement, of 600,000 recoverable gold equivalent ounces, (ii) a Current Ratio, as defined in the Credit Agreement, of not less than 1.25 and (iii) a minimum cash balance of $10 million.
“We are pleased to have the support and partnership of Wells Fargo Bank, in addition to the continued support of The Bank of Nova Scotia, with our near-term financing initiatives,” comments Steve Jones, Executive Vice President & CFO. “The increased revolver will provide us with additional liquidity as we focus on generating cash from the current operations and the longer term goal of financing and building the mill at Hycroft.”
A copy of the Third Amended and Restated Credit Agreement has been filed with the U.S. Securities and Exchange Commission on Form 8-K, dated May 9, 2014.

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President and CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act (the “PSLRA”) or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), all as may be amended from time to time. This cautionary statement is being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws.

All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, "can", “will”, “would”, “could”, "should", “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding our future business strategy, plans and goals; risks relating to fluctuations in the price of gold and silver; the availability and timing of capital for financing the Company’s expansion activities; the realization of expansion and construction activities and the timing thereof and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others, risks relating to fluctuations in the price of gold and silver; uncertainties concerning restarting the crushing system;

Exhibit 99.1

uncertainties concerning reserve, resource and grade estimates; the availability and timing of capital for financing the Company’s exploration, development and expansion activities; anticipated costs, anticipated production, anticipated sales, anticipated capital expenditures, project economics, net present values and expected rates of return; the realization of expansion and construction activities and the timing thereof; production estimates; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). Although Allied Nevada has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Revolver Increase to $75 Million	2